Exhibit 10.4

LICENSE AGREEMENT

THIS LICENSE ETITION] AGREEMENT (this “Agreement”), dated as of [●], 2019 (the “Effective Date”), by and among PartX, Inc., a Delaware corporation (“PartX”) and Fit-Pay, Inc., a Delaware corporation (“Fit-Pay”), on the one hand, and Nxt-ID, Inc., a Delaware corporation (“Nxt-ID”), on the other hand.  Each of PartX, Fit Pay, and Nxt-ID, is sometimes referred to herein as a “Party” and collectively, as the “Parties”. Capitalized terms used herein shall have the meanings assigned to them in Schedule A or the Separation Agreement (as defined below), as applicable.

W I T N E S S E T H:

WHEREAS, PartX and Nxt-ID have entered into a Separation and Distribution Agreement, dated as of [●], 2019 (the “Separation Agreement”), pursuant to which, among other things, (i) Nxt-ID will be transferring to PartX the SpinCo Transferred Assets (as defined in the Separation Agreement), including the Licensed PartX IP and (ii) Nxt-ID and PartX will consummate the Spin-Off (as defined in the Separation Agreement) so that on and after the Spin-Off Date (as defined in the Separation Agreement), PartX and Fit-Pay will no longer be owned by Nxt-ID; and

WHEREAS, after the consummation of the transactions described in the Separation Agreement, including the Spin-Off, (i) Nxt-ID will require the use of the Licensed PartX IP and (ii) PartX will require the use of the License Nxt-ID IP; and

WHEREAS, this Agreement is the “License Agreement” referred to in the Separation Agreement, which provides for (i) the license of the Licensed PartX IP to Nxt-ID and (ii) the license of the Licensed Nxt-ID IP to PartX, and the Parties have agreed to enter into this Agreement pursuant to the Separation Agreement for the purpose of providing for such licenses required.

NOW, THEREFORE, in consideration of the foregoing and the mutual agreements, provisions and covenants contained in this Agreement, the Parties hereby agree as follows:

ARTICLE I.
LICENSE GRANTS

Section 1.1 License Grants.

(a) Licensed PartX IP.  Subject to the terms of this Agreement, during the Term, the PartX or Fit-Pay, as applicable, hereby grants to Nxt-ID a royalty free, worldwide, non-exclusive, irrevocable and non-terminable (except as set forth in Section 9.1 or Section 9.2), non-transferrable (except as set forth in Section 12.8), non-sublicensable (except as set forth in Section 1.2(a)) right and license to use the Licensed PartX IP.

(b) Licensed Nxt-ID IP.  Subject to the terms of this Agreement, during the Term, Nxt-ID hereby grants to PartX a royalty free, worldwide, non-exclusive, irrevocable and non-terminable (except as set forth in Section 9.1 or Section 9.2), non-transferrable (except as set forth in Section 12.8), non-sublicensable (except as set forth in Section 1.2(b)) right and license to use the Licensed Nxt-ID IP.

Section 1.2 Right to Grant Sublicenses.

(a) Licensed PartX IP. During the Term, Nxt-ID shall have the right, without the consent or approval of PartX, to grant to any member of the Nxt-ID Group (as defined in the Separation Agreement), a sublicense to use any of the Licensed PartX IP, provided that any such sublicensee shall comply with all of the provisions applicable to Nxt-ID in this Agreement, with respect to its use of such Licensed PartX IP.

(b) Licensed Nxt-ID IP. During the Term, PartX shall have the right, without the consent or approval of Nxt-ID, to grant to Fit-Pay, a sublicense to use any of the Licensed Nxt-ID IP, provided that Fit-Pay shall comply with all of the provisions applicable to PartX in this Agreement, with respect to its use of such Licensed Nxt-ID IP.

Section 1.3 Reservation of Rights.  Except for the rights and licenses expressly granted under this Agreement, the applicable Licensor owns and shall retain all worldwide rights, title and interests in, to and under the Licensed IP being licensed by such Licensor.

Section 1.4 Expansion of License Rights.  For clarity, any expansion to the rights and licenses granted under Section 1.1 shall be subject to the applicable Licensor’s prior written consent.

ARTICLE II.
NONCOMPETITION

Section 2.1 PartX Noncompetition Covenants.

(a) Restrictions.  Except as set forth in this Article II or otherwise in this Agreement, each of PartX and Fit-Pay agrees that during the Term, neither of them will Compete with Nxt-ID, or any other member of the Nxt-ID Group, in the Security Technology Business (as defined in the Separation Agreement) anywhere in the world.

(b) PartX Exception. Notwithstanding anything to the contrary in Section 2.1(a), PartX and/or Fit-Pay may Compete with Nxt-ID, and/or any other member of the Nxt-ID Group, in the Security Technology Business if they can demonstrate to the reasonable satisfaction of Nxt-ID that no Licensed Nxt-ID IP is being utilized in its developing or operating their business which Competes in the Security Technology Business (the “Competing PartX Business”) and if the definition of Licensed Nxt-ID IP is amended to exclude any IP which Nxt-ID reasonably concludes Nxt-ID utilized in its developing or operating its business with which the Competing PartX Business Competes.

Section 2.2 Nxt-ID Noncompetition Covenants.

(a) Restrictions.  Except as set forth in this Article II or otherwise in this Agreement, Nxt-ID agrees that during the Term, Nxt-ID will not Compete (and shall cause all of the other members of the Nxt-ID Group not to Compete) with PartX and/or Fit-Pay, in the Payments Business (as defined in the Separation Agreement) anywhere in the world.

(b) Nxt-ID Exception. Notwithstanding anything to the contrary in Section 2.2(a), Nxt-ID and the other members of the Nxt-Id Group may Compete with PartX and/or Fit-Pay in the Payments Business if they can demonstrate to the reasonable satisfaction of PartX that no Licensed PartX IP is being utilized in its developing or operating their business which Competes in the Payments Business (the “Competing Nxt-ID Business”) and if the definition of Licensed PartX IP is amended to exclude any IP which PartX reasonably concludes PartX utilized in its developing or operating its business with which the competing PartX Business Competes.

Section 2.3 Reasonableness of Covenants.  Each of the Parties agrees that the covenants set forth in Sections 2.1 and 2.2 are necessary for the reasonable and proper protection of each Party and that each and every one of the restraints herein is reasonable in respect of subject matter, length of time and geographic area.  Each Party acknowledges that each of these covenants has a unique, very substantial and immeasurable value to the other Party.  Each of PartX and Fit-Pay, on the one hand, and Nxt-ID, on the other hand, further covenant that PartX and Fit-Pay, on the one hand, and Nxt-ID, on the other hand, will not challenge the reasonableness or enforceability of any of the covenants set forth in this Article II, and that such Party will reimburse the other Party for all costs (including reasonable attorneys’ fees) incurred in connection with any action to enforce any of the provisions of this Article II if such other Party prevails on any issue involved in such dispute or if such Party challenges the reasonableness or enforceability of any of the provisions of this Article II.

Section 2.4 Reformation.  If, at the time of enforcement of any of the covenants and agreements set forth in this Article II, it is determined by a court of competent jurisdiction in any jurisdiction or any arbitration or mediation tribunal that any restriction in this Article II is excessive in duration or scope or is unreasonable or unenforceable under applicable Law under circumstances then existing, then it is the intention of the Parties that the maximum duration or scope under such circumstances shall be substituted for the stated duration or scope and that such court or tribunal shall be allowed to revise the restrictions contained herein to cover the maximum period and scope permitted by Law; provided, however, that in no event shall the duration or scope be expanded from those then currently provided for by this Article II.  In furtherance and not in limitation of the foregoing, whenever possible, each provision of this Article II will be interpreted in such manner as to be effective and valid under applicable Law, but if any provision of this Article II is held to be invalid, illegal or unenforceable in any respect under any applicable Law or rule in any jurisdiction, such invalidity, illegality or unenforceability will not affect any other provision or any other jurisdiction, but this Article II will be reformed, construed and enforced in such jurisdiction as if such invalid, illegal or unenforceable provision had never been contained herein.

Section 2.5 Equitable Relief and Other Remedies.  Each Party agrees that irreparable damage would occur in the event that the provisions of this Article II were not performed in accordance with their specific terms.  Accordingly, it is hereby agreed that each Party shall be entitled to an injunction or injunctions or other equitable relief to enforce specifically the terms and provisions of this Article II in any court of the U.S. or any state having jurisdiction, this being in addition to any other remedy to which such Party is entitled at Law or in equity, and all such rights and remedies shall be cumulative.  Each Party agree that the remedies at Law for any breach or threatened breach of this Article II, including monetary damages, are inadequate compensation for any loss and that any defense in any action for specific performance that a remedy at Law would be adequate is waived.  Any requirements for the securing or posting of any bond with such remedy are waived by each Party.

ARTICLE III.
ADDITIONAL COVENANTS

Section 3.1 Non-Disparagement.  During the Term, each Party shall not, directly or indirectly, make any statement or representation, or engage in any activity, that materially injures, disparages or dilutes the reputation of any other Party or its businesses, other than statements contained in and relevant to any claim or defense contained in a pleading filed in connection with a court proceeding between the Parties to enforce or judicially construe this Agreement.

ARTICLE IV.
USAGE

Section 4.1 Uses of Licensed IP. Each Party covenants that it will only use the Licensed IP in accordance with the terms and conditions of this Agreement, unless otherwise permitted by the applicable Licensor.

ARTICLE V.
OWNERSHIP, MAINTENANCE AND ENFORCEMENT OF LICENSED IP

Section 5.1 Ownership of the Licensed PartX IP.

(a) Nxt-ID acknowledges that, as between PartX and the members of the Nxt-ID Group, the Licensed PartX IP is and shall be solely owned by PartX or Fit-Pay, and that all use of the Licensed PartX IP by the members of the Nxt-ID Group (including all goodwill arising therefrom) shall inure to the benefit of PartX and Fit-Pay, as the case may be.

(b) During the Term, no member of the Nxt-ID Group shall challenge or assist any other Person in challenging the validity or enforceability of, or the ownership by PartX or Fit-Pay of or other rights in, the Licensed PartX IP in any manner.

(c) Nxt-ID, on behalf of itself and the other members of the Nxt-ID Group, hereby assigns, transfers and conveys to PartX and Fit-Pay any and all rights in, to and under the Licensed PartX IP that may have been or will be obtained by Nxt-ID, any other members of the Nxt-ID Group, or any of their respective authorized assigns or which may have vested or may vest in Nxt-ID, any other members of the Nxt-ID Group, or any of their respective authorized assigns as a result of its use of the Licensed PartX IP or other activities under this Agreement, and Nxt-ID will, and shall cause its Affiliates to, at PartX’s cost and expense, execute any instruments reasonably requested by PartX to confirm the foregoing.  No consideration other than the mutual covenants and consideration of this Agreement shall be necessary for any such assignment, transfer or conveyance.

Section 5.2 Ownership of the Licensed Nxt-ID IP.

(c) Each of PartX and Fit-Pay acknowledges that, as between Nxt-ID and each of PartX and Fit-Pay, the Licensed Nxt-ID IP is and shall be solely owned by the members of the Nxt-ID Group, as applicable, and that all use of the Licensed Nxt-ID IP by PartX and Fit-Pay (including all goodwill arising therefrom) shall inure to the benefit of the members of the Nxt-ID Group, as applicable.

(d) During the Term, neither PartX nor Fit-Pay shall challenge or assist any other Person in challenging the validity or enforceability of, or the ownership by Nxt-ID or any other members of the Nxt-ID Group of or other rights in, the Licensed Nxt-ID IP in any manner.

(e) Each of PartX and Fit-Pay hereby assigns, transfers and conveys to Nxt-ID and the other members of the Nxt-ID Group any and all rights in, to and under the Licensed Nxt-ID IP that may have been or will be obtained by either PartX , Fit-Pay or any of their respective authorized assigns or which may have vested or may vest in PartX, Fit-Pay or any of their respective authorized assigns as a result of its use of the Licensed Nxt-ID IP or other activities under this Agreement, and each of PartX Fit-Pay will, and shall cause its Affiliates to, at Nxt-ID’s cost and expense, execute any instruments reasonably requested by Nxt-ID to confirm the foregoing.  No consideration other than the mutual covenants and consideration of this Agreement shall be necessary for any such assignment, transfer or conveyance.

Section 5.3 Maintenance of Licensed PartX IP.  PartX shall maintain all registrations for the Licensed PartX IP (except where any Licensed PartX IP is unable to be maintained under applicable Law), at PartX’s cost and expense.  Notwithstanding the foregoing, PartX shall not be required to maintain any registration of any particular Licensed PartX IP if PartX reasonably determines such maintenance is not economically practicable; provided that any determination by PartX that maintenance of such particular Licensed PartX IP is not economically practicable shall be solely with regard to the use of such Licensed PartX IP by either PartX or Fit-Pay.  If PartX intends to abandon or permit to lapse any registration for any particular Licensed PartX IP, PartX shall give Nxt-ID reasonable advance notice thereof, and Nxt-ID shall have the right, at its sole cost and expense and subject to good faith consultation with PartX, to maintain such Licensed PartX IP, and PartX shall, at Nxt-ID’s cost and expense, provide all reasonable cooperation and assistance requested by Nxt-ID in connection therewith.Section 5.4 Maintenance of Licensed Nxt-ID IP.  Nxt-ID shall maintain all registrations for the Licensed Nxt-ID IP (except where any Licensed Nxt-ID IP is unable to be maintained under applicable Law), at Nxt-ID’s cost and expense.  Notwithstanding the foregoing, Nxt-ID shall not be required to maintain any registration of any particular Licensed Nxt-ID IP if Nxt-ID reasonably determines such maintenance is not economically practicable; provided that any determination by Nxt-ID that maintenance of such particular Licensed Nxt-ID IP is not economically practicable shall be solely with regard to the use of such Licensed Nxt-ID IP by Nxt-Id or any other member of the Nxt-ID Group.  If Nxt-ID intends to abandon or permit to lapse any registration for any particular Licensed Nxt-ID IP, Nxt-ID shall give PartX reasonable advance notice thereof, and PartX shall have the right, at its sole cost and expense and subject to good faith consultation with Nxt-ID, to maintain such Licensed Nxt-ID IP, and Nxt-ID shall, at PartX’s cost and expense, provide all reasonable cooperation and assistance requested by PartX in connection therewith.

Section 5.5 Enforcement of Licensed PartX IP.  Each Party shall promptly notify the other Party of any known, actual, suspected, or threatened infringement or other violation of the Licensed PartX IP that could reasonably be expected to be material; provided, however, that, with respect to PartX or Fit-Pay, this obligation shall be limited to any such known, actual, suspected or threatened infringement or other violation of the Licensed PartX IP in the Security Technology Business.  PartX shall have the initial right, but not the obligation, to enforce or threaten to enforce the Licensed PartX IP against any party, and to assert or threaten to assert any of the Licensed PartX IP as a counterclaim against any Third Party in any Action brought or threatened by such Third Party, in each case, at PartX’s cost and expense, and Nxt-ID shall, at PartX’s cost and expense, provide all reasonable cooperation and assistance requested by PartX in connection therewith.  PartX shall retain all recoveries in an enforcement proceeding it initiates.  If PartX intends not to enforce any Licensed PartX IP, PartX shall give Nxt-ID reasonable advance notice thereof, and Nxt-ID shall have the right, in its own name and at its sole cost and expense, and subject to good faith consultation with PartX, to enforce such Licensed PartX IP, and PartX shall, at Nxt-ID’s cost and expense, provide all reasonable cooperation and assistance requested by Nxt-ID in connection therewith.  Nxt-ID shall retain all recoveries in an enforcement proceeding it initiates.  Notwithstanding the foregoing, PartX shall not be required to enforce or threaten to enforce, and Nxt-ID shall have no right to enforce, any Licensed PartX IP if PartX reasonably determines such enforcement could reasonably be expected to result, directly or indirectly, in (i) the invalidity, unenforceability or voiding of, or other material impairment to PartX’s rights in any such Licensed PartX IP or any other Licensed PartX IP owned or controlled by PartX (including any injury to the goodwill associated therewith) or (ii) the loss or other material impairment of PartX’s ability to apply for or obtain any registration for any such Licensed PartX IP or any other Licensed PartX IP owned or controlled by PartX.

Section 5.6 Enforcement of Licensed Nxt-ID IP.  Each Party shall promptly notify the other Party of any known, actual, suspected, or threatened infringement or other violation of the Licensed Nxt-ID IP that could reasonably be expected to be material; provided, however, that, with respect to Nxt-ID, this obligation shall be limited to any such known, actual, suspected or threatened infringement or other violation of the Licensed Nxt-ID IP in the Payments Business.  Nxt-ID shall have the initial right, but not the obligation, to enforce or threaten to enforce the Licensed Nxt-ID IP against any party, and to assert or threaten to assert any of the Licensed Nxt-ID IP as a counterclaim against any Third Party in any Action brought or threatened by such Third Party, in each case, at Nxt-ID’s cost and expense, and PartX shall, at Nxt-ID’s cost and expense, provide all reasonable cooperation and assistance requested by Nxt-ID in connection therewith.  Nxt-ID shall retain all recoveries in an enforcement proceeding it initiates.  If Nxt-ID intends not to enforce any Licensed Nxt-ID IP, Nxt-ID shall give PartX reasonable advance notice thereof, and PartX shall have the right, in its own name and at its sole cost and expense, and subject to good faith consultation with Nxt-ID, to enforce such Licensed Nxt-ID IP, and Nxt-ID shall, at PartX’s cost and expense, provide all reasonable cooperation and assistance requested by PartX in connection therewith.  PartX shall retain all recoveries in an enforcement proceeding it initiates.  Notwithstanding the foregoing, Nxt-ID shall not be required to enforce or threaten to enforce, and PartX shall have no right to enforce, any Licensed Nxt-ID IP if Nxt-ID reasonably determines such enforcement could reasonably be expected to result, directly or indirectly, in (i) the invalidity, unenforceability or voiding of, or other material impairment to Nxt-ID’s rights in any such Licensed Nxt-ID IP or any other Licensed Nxt-ID IP owned or controlled by Nxt-ID (including any injury to the goodwill associated therewith) or (ii) the loss or other material impairment of Nxt-ID’s ability to apply for or obtain any registration for any such Licensed Nxt-ID IP or any other Licensed Nxt-ID IP owned or controlled by Nxt-ID.

ARTICLE VI.
REPRESENTATIONS AND WARRANTIES

Section 6.1 Disclaimer.  EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY MAKES NO, AND HEREBY EXPRESSLY DISCLAIMS ANY AND ALL, REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED (INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, VALIDITY, REGISTRABILITY, OR NON-INFRINGEMENT AND IMPLIED WARRANTIES ARISING FROM COURSE OF DEALING OR COURSE OF PERFORMANCE) WITH RESPECT TO THIS AGREEMENT.  WITHOUT LIMITING THE GENERALITY OF THE FOREGOING, EXCEPT AS EXPRESSLY SET FORTH HEREIN, EACH PARTY ACKNOWLEDGES THAT EACH LICENSE GRANTED IN THIS AGREEMENT AND THE RIGHTS UNDER THE LICENSED IP ARE PROVIDED “AS IS”.

Section 6.2 Representations and Warranties of Nxt-ID. Nxt-ID hereby represents and warrants that:

(a) it is a corporation duly organized, validly existing and in good standing under the Laws of Delaware;

(b) it has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

(c) the execution and delivery by Nxt-ID of this Agreement have been duly authorized and approved by all requisite corporate action;

(d) this Agreement has been duly executed and delivered by Nxt-ID and constitutes the legal, valid and binding obligations of Nxt-ID, assuming due execution of this Agreement by the PartX Licensors, enforceable against Nxt-ID in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at Law);

(e) except for those licenses disclosed in its filings with the Securities and Exchange Commission, Nxt-ID owns all right, title, and interest in or to and to use of all the Licensed Nxt-ID IP; and

(f) to its knowledge, none of the Nxt-ID Licensed IP infringes or violates any third-party intellectual property assets or constitutes a misappropriation of any third-party intellectual property assets.

Section 6.3 Representations and Warranties of PartX.  Each PartX Licensor hereby represents and warrants that:

(a) it is a corporation organized, validly existing and in good standing under the Laws of Delaware;

(b) it has the requisite power and authority to enter into this Agreement and to carry out the transactions contemplated hereby;

(c) the execution and delivery by such PartX Licensor of this Agreement have been duly authorized and approved by all requisite corporate action;

(d) this Agreement has been duly executed and delivered by such PartX Licensor and constitutes the legal, valid and binding obligations of such PartX Licensor, assuming due execution of this Agreement by Nxt-ID, enforceable against such PartX Licensor in accordance with its respective terms, except to the extent enforceability may be limited by bankruptcy, insolvency, moratorium or other similar Laws affecting creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at Law);

(e) except for those licenses disclosed in the Nxt-ID filings with the Securities and Exchange Commission, PartX owns all right, title, and interest in or to and to use of all the Licensed PartX IP; and

(f) to its knowledge, none of the PartX Licensed IP infringes or violates any third-party intellectual property assets or constitutes a misappropriation of any third-party intellectual property assets.

ARTICLE VII.
INDEMNIFICATION; LIMITATIONS OF LIABILITY

Section 7.1  Indemnification for Breach of Representations and Warranties and Third Party Claims.

(a) Nxt-ID agrees to indemnify, defend and hold harmless PartX and its Affiliates, and their respective Related Parties (the “PartX Indemnitees”) from and against any and all losses, costs, liabilities, damages, judgments, settlements, fees, claims, taxes, demands and expenses (including commercially reasonable attorneys’ fees and costs of suit) (“Losses”) arising from (i) any breach of any representation or warranty made by Nxt-ID herein or (ii) any Third Party claims based upon any use by Nxt-ID, or any of the other members of the Nxt-ID Group, of the Licensed PartX IP, to the extent that such Third Party claims arise as a result of any use by Nxt-ID, or any other member of the Nxt-ID Group, of the Licensed PartX IP in an unauthorized manner and/or in violation of the provisions of this Agreement.

(b) PartX and Fit-Pay jointly and severally agree to indemnify, defend and hold harmless Nxt-ID and its Affiliates, and their respective Related Parties (the “Nxt-ID Indemnitees”) from and against any and all Losses arising from (i) any breach of any representation or warranty made by PartX herein or (ii) any Third Party claims  based upon any use of the Licensed Nxt-ID IP by PartX or Fit-Pay, to the extent that such Third Party claims arise as a result of any use by PartX or Fit-Pay of the Licensed Nxt-ID IP in an unauthorized manner and/or in violation of the provisions of this Agreement..

(c) The indemnification procedures and other matters set forth in Sections 5.5, 5.6, 5.7, 5.8, 5.9, 5.10, and 5.11 of the Separation Agreement are hereby incorporated into this Agreement.

Section 7.2 Disclaimer of Consequential Damages.  NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, UNDER NO CIRCUMSTANCES WHATSOEVER SHALL ANY PARTY (OR ANY OF ITS RELATED PARTIES) BE LIABLE TO ANY OTHER PARTY (OR ANY OF ITS RELATED PARTIES) IN CONTRACT, TORT, NEGLIGENCE, BREACH OF STATUTORY DUTY OR OTHERWISE FOR ANY INDIRECT, CONSEQUENTIAL, SPECIAL, INCIDENTAL OR PUNITIVE DAMAGES OR ANY LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL OR LOSS OF BUSINESS IN CONNECTION WITH THIS AGREEMENT, EVEN IF IT HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES, AND EACH PARTY HEREBY WAIVES, ON BEHALF OF ITSELF AND ITS RELATED PARTIES, ANY AND ALL CLAIMS FOR SUCH DAMAGES, INCLUDING ANY CLAIM FOR LOST PROFITS, LOSS OF USE, DAMAGE TO GOODWILL OR LOSS OF BUSINESS WHETHER ARISING IN CONTRACT, TORT OR OTHERWISE; PROVIDED THAT THIS SECTION 7.2 SHALL NOT PREVENT A PARTY FROM RECOVERING IN RESPECT OF ANY DAMAGES AS MAY BE RECOVERABLE BY A THIRD PARTY PURSUANT TO A CLAIM BY SUCH THIRD PARTY.

Section 7.3 Successors and Assigns.  The provisions of this Agreement and the obligations and rights hereunder shall be binding upon, inure to the benefit of and be enforceable by (and against) the Parties and their respective successors and permitted transferees.

ARTICLE VIII.
TERM

Section 8.1 Term.  Unless earlier terminated by mutual agreement of the Parties or as provided in Article IX, the initial term of this Agreement shall commence on the Effective Date and shall continue until and expire three (3) years from the Effective Date (the “Initial Term”). This Agreement shall automatically be renewed for successive three (3)-year renewal Terms (each, a “Renewal Term” and together with the Initial Term, hereinafter referred to as the “Term”) unless either Party cancels this Agreement on one hundred and eighty (180) days’ prior written notice delivered to the other Party

ARTICLE IX.
DEFAULT AND TERMINATION

Section 9.1 PartX Termination. In the event Nxt-ID, or any other member of the Nxt-ID Group, materially breaches its obligations hereunder, and such breach is not remedied in all material respects within thirty (30) days after written notice of such breach is received by Nxt-ID from PartX, PartX shall have the right to terminate this Agreement upon written notice to Nxt-ID with respect to any obligations PartX may have to perform hereunder.

Section 9.2 Nxt-ID Termination. In the event PartX or Fit-Pay materially breaches its obligations hereunder, and such breach is not remedied in all material respects within thirty (30) days after written notice of such breach is received by PartX from Nxt-ID, Nxt-ID shall have the right to terminate this Agreement upon written notice to PartX with respect to any obligations Nxt-ID may have to perform hereunder relative to the Nxt-ID Licensed IP.

Section 9.3 Other Rights to Terminate.  The Parties acknowledge and agree that, except as expressly set forth in Section 9.1 and Section 9.2,, or by the mutual agreement to terminate, as provided in Article VIII hereof, this Agreement may not be terminated by any Party.

Section 9.4 Effect of Termination.

(a) In the event of the expiration or earlier termination of this Agreement, except for the rights granted pursuant to Section 9.4(b), each Licensee shall promptly cease all use of the Licensed IP that was licensed to it, including by ceasing all use of PartX Confidential Information (as defined in the Separation Agreement) if it is a member of the Nxt-ID Group or Nxt-ID Confidential Information (as defined in the Separation Agreement) if it is a PartX or Fit-Pay.

(b) (i) In the event the Parties terminate this Agreement by mutual agreement, then, unless otherwise agreed in writing, each Party may use the other Party’s Licensed IP on a non-exclusive basis for a period of up to six (6) months and (ii) In the event this Agreement is terminated due to a Party’s uncured breach, then the nonbreaching Party may use the breaching Party’s Licensed IP for as long as the nonbreaching Party desires so long as the nonbreaching Party stays in compliance with the terms hereof.

(c) No termination right of, or the exercise of any such right by, the Parties hereunder shall limit the rights or remedies that any Party may have at Law or in equity.

Section 9.5 Survival.  Any provision of this Agreement that contemplates performance or observance subsequent to any termination or expiration of this Agreement shall survive expiration or termination of this Agreement for any reason.

ARTICLE X.
CONFIDENTIALITY

Section 10.1 Confidentiality.  The confidentiality provisions of Section 6.10 of the Separation Agreement are hereby incorporated in to this Agreement.

Section 10.2 Permitted Disclosures.

(a) Each Receiving Party may disclose Confidential Information between and among its Affiliates and Related Parties, to the extent necessary to exercise its rights and fulfill its obligations hereunder.

(b) Each Receiving Party may disclose Confidential Information (i) if such Receiving Party is required or compelled to disclose any such Confidential Information by judicial or administrative process or by other requirements of applicable Law or stock exchange rule, (ii) as required in connection with any legal or other proceeding by such Receiving Party against the applicable Disclosing Party (or vice versa), and (iii) as necessary in order to permit a Party to prepare and disclose its financial statements, Tax Returns (as defined in the Separation Agreement) or other required disclosures.  Notwithstanding the foregoing, in the event that any demand or request for disclosure of Confidential Information is made pursuant to clause (i) above, such Receiving Party shall promptly notify the applicable Disclosing Party of the existence of such request or demand and shall provide such Disclosing Party a reasonable opportunity to seek an appropriate protective order or other remedy, which such Receiving Party will cooperate in obtaining.  In the event that such appropriate protective order or other remedy is not obtained, such Receiving Party shall furnish only that portion of the Confidential Information that is legally required to be disclosed and shall use commercially reasonable steps to ensure that confidential treatment is accorded such information.

Section 10.3 Return of Confidential Information.  Upon the expiration or other termination of this Agreement, or at any other time upon the written request of a Disclosing Party, the applicable Receiving Party shall promptly return to such Disclosing Party or, at such Disclosing Party’s request, destroy all Confidential Information of such Disclosing Party in such Receiving Party’s possession or control, together with all copies, summaries and analyses thereof, regardless of the format in which such Confidential Information exists or is stored.  In the case of destruction, upon a Disclosing Party’s request, the applicable Receiving Party shall promptly send a written certification that destruction has been accomplished to such Disclosing Party.  Notwithstanding the foregoing, however, a Receiving Party is entitled to retain one copy of such Confidential Information for the sole purpose of complying with its obligations under applicable Law or this Agreement.  With regard to Confidential Information stored electronically on backup tapes, servers or other electronic media, except to the extent required by applicable Law, the Parties agree to use commercially reasonable efforts to destroy such Confidential Information without undue expense or business interruption; provided, however that Confidential Information so stored is subject to the obligations of confidentiality and non-use contained in this Agreement for as long as it is stored.

ARTICLE XI.
GOVERNING LAW AND DISPUTE RESOLUTION

Section 11.1 Dispute Resolution.

(a) In the event of any dispute, controversy or claim arising out of or in connection with this Agreement (including its formation, interpretation, breach or termination, and whether contractual or non-contractual in nature) (a “Dispute”), the principals of the Parties shall seek to amicably resolve such Dispute for a period of thirty (30) days.

(b) In the event that the Parties are unable to resolve a Dispute in accordance with Section 11.1(a), a Party may commence a legal proceeding as provided in Section 11.2.

Section 11.2 Jurisdiction; Consent to Jurisdiction.

(a) Exclusive Jurisdiction. Each of the Parties hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Court of Chancery of the State of Delaware or, if such court shall not have jurisdiction, any state or federal court of the United States of America sitting in Delaware, and any appellate court from any appeal thereof, in any legal proceeding arising out of or relating to this Agreement or any of the transactions contemplated hereby or thereby or for recognition or enforcement of any judgment relating thereto, and each of the Parties hereby irrevocably and unconditionally (i) agrees not to commence any such legal proceeding except in such courts, (ii) agrees that any claim in respect of any such legal proceeding may be heard and determined in the Court of Chancery of the State of Delaware or, to the extent permitted by Law, in such state or federal court, (iii) waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any such Legal Proceeding in the Court of Chancery of the State of Delaware or such state or federal court and (iv) waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such legal proceeding in the Court of Chancery of the State of Delaware or such state or federal court. Each of the Parties agrees that a final judgment in any such legal proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by Law. To the fullest extent permitted by Law, each Party irrevocably consents to service of process in the manner provided for notices in Section 11.4 of this Agreement. Nothing in this Agreement shall affect the right of any Party to this Agreement to serve process in any other manner permitted by law. The prevailing Party shall be entitled to seek from the court reimbursement from the non-prevailing Party/Parties for its reasonable attorneys’ fees and costs incurred in connection with commencing a legal proceeding.

(b) Waiver of Jury Trial. EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE IT HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF ANY LITIGATION, SEEK TO ENFORCE SUCH WAIVERS, (ii) EACH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF SUCH WAIVERS, (iii) EACH PARTY MAKES SUCH WAIVERS VOLUNTARILY, AND (iv) EACH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 11.2(b).

Section 11.3 Specific Performance. In the event of any actual or threatened default in, or breach of, any of the terms, conditions and provisions of this Agreement, the Party who is, or is to be, thereby aggrieved shall have the right to specific performance and injunctive or other equitable relief in respect of its rights under this Agreement, in addition to any and all other rights and remedies at law or in equity, subject to Section 5.8 of the Separation Agreement. The Parties agree that the remedies at Law for any breach or threatened breach, including monetary damages, are inadequate compensation for any loss and that any defense in any legal proceeding for specific performance that a remedy at Law would be adequate is waived. Any requirements for the securing or posting of any bond with such remedy are waived by each of the Parties to this Agreement.

Section 11.4 Continuity of Service Performance.  Unless otherwise agreed in writing, the Parties will continue to provide service and honor all other commitments under this Agreement during the course of dispute resolution pursuant to the provisions of this Article XI with respect to all matters not subject to such dispute resolution.

ARTICLE XII.
MISCELLANEOUS

Section 12.1 Recordation.  Each Party acknowledges and agrees that each other Party may, with prior written notice to the other Parties, record a short form of this Agreement in the form mutually agreed by the Parties with any applicable Governmental Authority (as defined in the Separation Agreement) as may be necessary or desirable, including, to record and perfect its rights hereunder under any applicable Law.

Section 12.2 Complete Agreement; Construction.  This Agreement, including the Exhibits and Schedules, shall constitute the entire agreement between the Parties with respect to the subject matter hereof and shall supersede all previous negotiations, commitments and writings with respect to such subject matter.  In the event of any inconsistency between this Agreement and any Schedule or Exhibit hereto, this Agreement shall prevail.

Section 12.3 Counterparts.  This Agreement may be executed in two or more counterparts (including by electronic or .pdf transmission), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of any signature page by facsimile, electronic or pdf. transmission shall be binding to the same extent as an original signature page.

Section 12.4 Relationship of the Parties.  Each Party hereby acknowledges that the Parties are separate entities, each of which has entered into this Agreement for independent business reasons.  The relationships of the Parties hereunder are those of independent contractors and nothing in this Agreement is intended or shall be deemed to constitute a partnership, agency, employer-employee or joint venture relationship between the Parties.  The Parties’ obligations and rights in connection with the subject matter hereof are solely as specifically set forth in this Agreement (including in any Schedule or Exhibit hereto), and each Party acknowledges and agrees that the Parties owe no fiduciary or other duties or obligations to each other by virtue of any relationship created by this Agreement.

Section 12.5 Notices.  All notices and other communications among the parties hereto shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when delivered by facsimile (solely if receipt is confirmed) or email (so long as the sender of such email does not receive an automatic reply from the recipient’s email server indicating that the recipient did not receive such email), addressed as follows:

If to Nxt-ID:

285 North Drive, Suite D

Melbourne, FL 32934

Attn: Chief Executive Officer

Email:

Fax:

If to the PartX:

5650 El Camino Real

Carlsbad, CA 92008

Attn: Michael Orlando, President

Email:

Fax:

or to such other address addresses as the Parties hereto may from time to time designate in writing.

Section 12.6 Waivers.  The failure of any Party to require strict performance by any other Party of any provision in this Agreement will not waive or diminish that Party’s right to demand strict performance thereafter of that or any other provision hereof.

Section 12.7 Amendments.  This Agreement may not be modified or amended except by an agreement in writing signed by each of the Parties.

Section 12.8 Assignment; Financing.

(a) Except as otherwise provided in this Agreement, Nxt-ID may not  assign (including by operation of Law), or mortgage, pledge, encumber or grant a security interest in or lien against its rights under, this Agreement, in whole or in part, without the prior written consent of PartX, except that Nxt-ID may assign this Agreement in its entirety, with written notice to PartX, to an Affiliate solely (A) as part of an internal reorganization or restructuring for tax, administrative or other similar purposes and (B) if such Affiliate is the ultimate parent entity of Nxt-ID or otherwise has the power to control the actions of all of Nxt-ID’s Affiliates receiving the benefit of this Agreement; provided, that such Affiliate shall agree in writing, reasonably satisfactory to PartX, to be bound by the terms of this Agreement as if named as a “Party” hereto.

(b) Except as otherwise provided in this Agreement, the PartX Licensors may not  assign (including by operation of Law), or mortgage, pledge, encumber or grant a security interest in or lien against their rights under, this Agreement, in whole or in part, without the prior written consent of Nxt-ID, except that the PartX Licensors may assign this Agreement in its entirety, with written notice to Nxt-ID, to an Affiliate solely (A) as part of an internal reorganization or restructuring for tax, administrative or other similar purposes and (B) if such Affiliate is the ultimate parent entity of the PartX Licensors or otherwise has the power to control the actions of all of the PartX Affiliates receiving the benefit of this Agreement; provided, that such Affiliate shall agree in writing, reasonably satisfactory to Nxt-ID, to be bound by the terms of this Agreement.

Section 12.9 Affiliates.  Each of the Parties shall cause its controlled Affiliates to perform, and hereby guarantees its controlled Affiliates’ performance of, all actions, agreements and obligations set forth herein.  All references to “Nxt-ID” and “PartX” shall include their respective Subsidiaries unless otherwise expressly set forth herein.

Section 12.10 Third Party Beneficiaries.  Except as set forth in Section 7.1, this Agreement is solely for the benefit of the Parties (and, where applicable, their Affiliates and the Nxt-ID Entities and the PartX Entities) and shall not confer upon Third Parties any remedy, claim, liability, reimbursement, claim of action or other right in excess of those existing without reference to this Agreement.

Section 12.11 Title and Headings.  Titles and headings to sections herein are inserted for the convenience of reference only and are not intended to be a part of or to affect the meaning or interpretation of this Agreement.

Section 12.12 Exhibits and Schedules.  The Exhibits and Schedules shall be construed with and as an integral part of this Agreement to the same extent as if the same had been set forth verbatim herein.

Section 12.13 Severability.  In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.  The Parties shall endeavor in good faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions, the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

Section 12.14 Force Majeure.  No Party (or any Person acting on its behalf) shall have any liability or responsibility for failure to fulfill any obligation (other than a payment obligation) under this Agreement, so long as and to the extent to which the fulfillment of such obligation is prevented, frustrated, hindered or delayed as a consequence of circumstances of Force Majeure.  A Party claiming the benefit of this provision shall, as soon as reasonably practicable after the occurrence of any such event: (a) notify the other applicable Parties of the nature and extent of any such Force Majeure condition and (b) use due diligence to remove any such causes and resume performance under this Agreement as soon as feasible. “Force Majeure” means any cause beyond the control of the applicable Party which could not, with the exercise of due diligence, have been avoided, including acts of God, civil disorders or commotions, acts of aggression, fires, accidents, explosions, floods, drought, war, sabotage, embargo, earthquakes, storms, utility failures, material shortages, national labor disturbances, riots, delays or errors by shipping companies, changes in applicable Law, national health emergencies, destruction, damage or appropriations of property, government requirements, acts of civil or military authorities or terrorism or the threat of any of the foregoing.

Section 12.15 Interpretation.  The Parties have participated jointly in the negotiation and drafting of this Agreement.  This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the Party drafting or causing any instrument to be drafted.

Section 12.16 Bankruptcy.

(a) All rights and licenses granted to each Party under or pursuant to this Agreement are, and will otherwise be deemed to be, for purposes of the Title 11 of the U.S. Code, as amended from time to time (the “Bankruptcy Code”), a license of rights to “intellectual property” as defined under Section 101 of the Bankruptcy Code.  The Parties agree that each Party subject to a bankruptcy proceeding pursuant to the Bankruptcy Code (a “Debtor”) will retain and may fully exercise all of its respective rights and elections as a licensee of intellectual property under the Bankruptcy Code.  The Parties further agree and acknowledge that enforcement by any Debtor of any of its respective rights under Section 365(n) of the Bankruptcy Code in connection with this Agreement shall not violate the automatic stay of Section 362 of the Bankruptcy Code and waive any right to object on such basis.

(b) To the extent any license of rights under or pursuant to this Agreement does not constitute a license to “intellectual property” as defined under Section 101 of the Bankruptcy Code, the Parties hereby acknowledges and agrees that: (i) this Agreement is a material inducement and each Party is relying on this Agreement in connection with its business; (ii) the transactions contemplated by the Separation Agreement and this Agreement have been substantially performed, this Agreement does not contain any material, on-going obligations on any Debtor relevant to the standard governing executor contracts, and therefore, this Agreement is not an executory contract; (iii) the Parties other than the Debtor (and any debtor-in-possession or trustee of the business of such Parties other than the Debtor) cannot and shall not attempt to reject this Agreement pursuant to Section 365 of the Bankruptcy Code or any foreign equivalent; and (iv) in the event any Party other than the Debtor (or any debtor-in-possession or trustee of the business of any Party other than the Debtor) does seek to reject this Agreement and in the event such relief is granted, (A) such rejection shall be treated merely as breach of the contract and not its avoidance, rescission, or termination, (B) such rejection does not terminate a Debtor’s right to use such license and has no effect upon the contract’s continued existence, (C) such Debtor may elect rights under Section 365(n) of the Bankruptcy Code or any foreign equivalent, and (D) such Debtor shall be entitled to seek other equitable treatment relating to such rejection.

Section 12.17 Non-Circumvention.  No Party shall structure or enter into any transaction, or take any other action, designed to avoid, or for the purpose of avoiding, the intent of the Parties in entering into this Agreement.  To the extent any Party desires to structure or enter into any transaction, or take any other action (in each case, for bona fide tax or other purposes, and which is not designed or intended to avoid the observance or performance of any of the terms of this Agreement), which would have a consequence under this Agreement that is contrary to the intent of the Parties in entering into this Agreement, then the Parties will reasonably cooperate and consider in good faith any amendments to or waivers of this Agreement to cause any such consequences to be consistent with the intended rights and obligations of the Parties under this Agreement (provided that no Party’s consent to any such amendment or waiver shall be unreasonably withheld).  By way of example only, in the event that a Party enters into a transaction where the economic effect of such transaction is that such Party is the Acquired Person, but the transaction structure is such that such Party legally under the terms of this Agreement would be deemed to be the Acquiring Person, then the preceding two sentences of this Section 12.17 would apply to such transaction.

[signature page follows]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be duly executed as of the day and year first above written.

PARTX, INC.

By
Name:
Title:

FIT-PAY, INC.

By
Name:
Title:

NXT-ID, INC.

By
Name:
Title:

[Signature Page of License Agreement]

Schedule A

Definitions

As used in this Agreement, the following terms shall have the following meanings (and all other capitalized terms used but not defined herein shall have the meanings given to such terms in the Separation Agreement):

“Acquire”, including the correlative term “Acquisition”, shall mean, with respect to any Person, business or assets, to directly or indirectly acquire (whether in a single transaction or a series of related transactions) (a) all or substantially all of the assets or Equity Interests of such Person or business or (b) Control of such Person, business or assets.

“Affiliate” shall mean, when used with respect to a specified Person, a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with such specified Person.  For the purposes of this definition, “control”, when used with respect to any specified Person shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or other interests, by Contract or otherwise.  It is expressly agreed that no Party shall be deemed to be an Affiliate of the other Party by reason of having one or more directors in common or having the same Chairman of the board of directors.

“Compete”, including the correlative term “Competing,” shall mean: (a) to conduct or participate or engage in, or bid for or otherwise pursue a business (including by licensing Trademarks to a Person conducting or participating or engaging in such business), whether as a principal, sole proprietor, partner, stockholder or agent of, consultant to, licensor or franchisor to, or manager for, any Person or in any other capacity or (b) have any debt or equity ownership interest in or actively assist any Person or business that conducts or participates or engages in, or bids for or otherwise pursues a business (including by licensing Trademarks to a Person conducting or participating or engaging in such business), whether as a principal, sole proprietor, partner, stockholder or agent of, consultant to, licensor or franchisor to, or manager for, any Person or in any other capacity; provided, however, that holding solely as a passive investor no more than five percent (5%) of the issued and outstanding shares of, or any other interest in, any Person that is listed on any recognized stock exchange, the business of which Person would otherwise be Competing pursuant to clause (a) of this definition, shall not be deemed to be Competing.

“Confidential Information” means the Nxt-ID Confidential Information and the PartX Confidential Information.

“Control”, including the correlative terms “Controlling” and “Controlled by”, shall mean the possession, directly or indirectly (through one or more intermediaries), of the power to direct or cause the direction of the management and policies of a Person (whether through ownership of Equity Interests, by contract or otherwise).

“Disclosing Party” shall mean a Party or any of its Affiliates or any Person acting on any of their behalves that discloses Confidential Information to a Receiving Party under this Agreement.

“Equity Interests” of shall mean (a) capital stock, membership interests, partnership interests, or other equity interests, (b) any security or other interest convertible into or exchangeable or exercisable for any capital stock, membership interests, partnership interests, or other equity interests (whether at the time of issuance or upon the passage of time or the occurrence of some future event), or containing any profits participation features, (c) any warrant, option or other right (contingent or otherwise) to subscribe for or purchase any capital stock, membership interests, partnership interests, or other equity interests, or securities containing any profit participation features, or to subscribe for or purchase any securities directly or indirectly convertible into or exchangeable for any capital stock, membership interests, partnership interests, or other equity interests, or securities containing any profit participation features, or (d) any share or unit appreciation rights, phantom share or unit rights, contingent interest or other similar rights.

“Law” shall mean any and all applicable federal, state, local, municipal, foreign or other law, statute, constitution, ordinance, code, regulation, ruling or other legal requirement enacted, adopted, implemented or otherwise in effect by or under the authority of any Governmental Authority.

“Licensed IP” shall mean the Licensed PartX IP and the Licensed Nxt-ID IP.

“Licensed Nxt-ID IP” shall mean all of the intellectual property set forth on Schedule [1] annexed hereto including all rights relating thereto, which intellectual property rights are owned by Nxt-ID, or any other member of the Nxt-ID Group, or to which Nxt-ID or any other member of the Nxt-ID Group has licensed or otherwise acquired the right to license, pursuant to the provisions of this Agreement.

“Licensed PartX IP” shall mean all of the intellectual property set forth on Schedule [2] annexed hereto including all rights relating thereto, which intellectual property rights are owned by PartX or Fit-Pay, or to which PartX or Fit-Pay has licensed or otherwise acquired the right to license, pursuant to the provisions of this Agreement.

“Licensee” shall mean any Person who has been granted a license pursuant to Section 1.1(other than a license which is no longer in effect)

“Licensor” shall mean any Person who has granted a license pursuant to Section 1.1

“Prohibited Person” shall mean any Person listed on, or owned or Controlled by a Person listed on, any sanctions list of any Governmental Authority with jurisdiction over the Parties, or a Person acting on behalf of such listed, owned, or Controlled Person.

“Receiving Party” shall mean a Party or any of its Affiliates or any Person acting on any of their behalves that receives Confidential Information from a Disclosing Party under this Agreement.

“Related Parties” shall mean, with respect to a Party, its officers, directors, employees and any of its Affiliates, and their officers, directors or employees, shareholders, agents and other representatives, or any of the successors or assigns of any of the foregoing Persons.

“Third Party” shall mean a Person that is neither a Party nor an Affiliate of a Party.

“Transfer”, including the correlative term “Transferred”, shall mean to sell, convey, assign, exchange, pledge, encumber, grant a security interest in or lien against, or otherwise transfer or dispose of, directly or indirectly, voluntarily or involuntarily, absolutely or conditionally, in whole or in part, by operation of Law or otherwise; provided, that the grant of a license or similar use right shall not constitute a “Transfer” hereunder.

“U.S.” shall mean the United States.

References; Interpretation.

References in this Agreement to any gender include references to all genders, and references to the singular include references to the plural and vice versa.  Unless the context otherwise requires, the words “include”, “includes” and “including” when used in this Agreement shall be deemed to be followed by the phrase “without limitation”.  Unless the context otherwise requires, references in this Agreement to Articles, Sections, Annexes, Exhibits and Schedules shall be deemed references to Articles and Sections of, and Annexes, Exhibits and Schedules to, this Agreement.  Unless the context otherwise requires, the words “hereof”, “hereby” and “herein” and words of similar meaning when used in this Agreement refer to this Agreement in its entirety and not to any particular Article, Section or provision of this Agreement.

Schedule [1]

Licensed Nxt-ID IP

[to be provided]

Schedule [2]

Licensed PartX IP

[to be provided]